UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 25, 2019 (February 21, 2019)

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 21, 2019, Garheng Kong, M.D., Ph.D. notified the Board of Directors (the “Board”) of Histogenics Corporation (the “Company”) that he would resign as the Chairman and a member of the Board and all committees thereof effective February 22, 2019 so that he may devote his full time efforts to his other commitments. Dr. Kong did not resign due to any disagreement with the Company’s operations, financials, policies or procedures. With best wishes, the Company thanks Dr. Kong for his dedicated service and valuable contribution as Chairman and a member of the Board since 2012. In accordance with the Company’s Certificate of Incorporation and Bylaws, the Board has reduced the number of directors of the Company from eight to seven effective February 22, 2019. The Board has appointed Joshua Baltzell as Chairman of the Board effective February 22, 2019 and has appointed Mr. Baltzell as the Chairman of the Nominating/Corporate Governance Committee of the Board, which is composed of Mr. Baltzell and Michael Lewis. Mr. Baltzell meets the standards for independence pursuant to the applicable criteria of the Securities and Exchange Commission and The Nasdaq Stock Market, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2019	HISTOGENICS CORPORATION

	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer